Exhibit 10.29

CONSULTING AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (the “Agreement”), is entered into as of January 1, 2006 by and between GMH Communities Trust, a Maryland trust, (the “Company”), and Joseph M. Coyle d/b/a Joseph M. Coyle Enterprises, Inc., jointly and severally (“Consultant”).

BACKGROUND

WHEREAS, the Company desires to retain the services of Consultant for certain purposes, and Consultant wishes to provide such services, all subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound hereby, the Company and Consultant hereby agree as follows:

1.                                       Services to be Provided. During the Consulting Term (as defined below), Consultant shall perform for the Company such services as Consultant may reasonably be called upon to perform by the Company from time to time, as more specifically set forth on Schedule A hereto. The foregoing activities of Consultant shall be referred to collectively for purposes of this Agreement as the “Services.”

2.                                       Term. The initial term of this Agreement shall begin on January 1, 2006 and shall continue until May 31, 2007 unless terminated prior thereto pursuant to paragraph 6 below (the “Consulting Term”). During the Consulting Term, the Consultant shall be available to provide Services to the Company on a schedule to be mutually acceptable to the Consultant and the Company, but not to exceed 90 hours per month. This Agreement may be renewed upon mutual agreement of the parties in writing.

3.                                       Compensation; No Benefits.

(a)                                  As compensation for Consultant’s performance of Services under this Agreement, the Company shall pay to Consultant a $25,000 fee per calendar month, which shall be payable to Consultant while this Agreement is in effect on the first business day of each calendar month during the Consulting Term, in advance, provided that the Consultant is not in material breach of his obligations under this Agreement or otherwise.

The Company shall reimburse Consultant for all reasonable expenses incurred by him in connection with the performance of the Services in accordance with the Company’s applicable expense reimbursement policies.

(b)                                 Consultant is not an employee of Company or of any other member of the GMH group of affiliated entities and will not be entitled to participate in or receive any benefit or right as a Company employee under any Company employee benefit and welfare plans, including, without limitation, employee insurance, pension, savings and security plans (“Company Plan”) as a result of his entering into this Agreement. In addition, even if Consultant’s status is ultimately recharacterized by a third party to constitute employee status, Consultant shall not be eligible to participate in or receive any benefit or right as a Company employee under any Company Plan unless and until the Company consents to such eligibility (and such consent shall be at the sole discretion of the Company).

(c)                                  Unless directed otherwise by the Chief Executive Officer of the Company or by its Board of Trustees, Consultant shall be in direct communications only with the Company’s Chief Executive Officer, the Company’s Executive Vice-President and General Counsel, and the Company’s Executive Vice-President and head of Operations for the College Park business.

4.                                       Independent Contractor; Performance.

(a)                                  Independent Contractor Status. For purposes of this Agreement and all Services to be provided hereunder, Consultant shall not be considered a partner, co-venturer, agent, employee, or representative of the Company, but shall remain in all respects an independent contractor, and neither party shall have any right or authority to make or undertake any promise, warranty or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name of or on behalf of the other party.

(b)                                 Performance Warranties. Consultant will perform all Services in a professional manner, consistent with industry standards and the Company’s goals and ethical standards.

(c)                                  Survival. The provisions of this paragraph 4 shall survive the expiration or sooner termination of the term of this Agreement.

5.                                       Confidentiality.

(a)                                  Company Information. Consultant agrees at all times during the Consulting Term and thereafter, to hold in strictest confidence, and not to use, except in connection with Consultant’s performance of the Services, and not to disclose to any person or entity without written authorization of the Company, any Confidential Information of the Company. As used herein, “Confidential Information” means any Company proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, finances and other business information disclosed to

Consultant by the Company, either directly or indirectly in writing, orally or by drawings or inspection of documents or other tangible property. However, Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Consultant.

(b)                                 Consultant-Restricted Information. Consultant agrees that during the Consulting Term, Consultant will not improperly use or disclose any proprietary or confidential information or trade secrets of any person or entity with whom Consultant has an agreement or duty to keep such information or secrets confidential.

(c)                                  Third Party Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees at all times during the term of this Agreement and thereafter, to hold in strictest confidence, and not to use, except in connection with Consultant’s performance of the Services, and not to disclose to any person or entity, or to use it except as necessary in performing the Services, consistent with the Company’s agreement with such third party.

(d)                                 Survival. The provisions of this paragraph 5 shall survive the expiration or sooner termination of the term of this Agreement.

6.                                       Termination. Notwithstanding the provisions of paragraph 2, the Company may terminate the term of this Agreement upon written notice to Consultant and expiration of a sixty (60) day cure period, if any of the Services is performed or is being performed in an unsatisfactory manner, as determined by the Company in a reasonable exercise of its discretion. In the event of any termination of the term of this Agreement, the Company shall be responsible for any portion of the compensation owed to Consultant under paragraph 3 for any Services rendered prior to the effective date of such termination. Within five days after any termination of the term of this Agreement, Consultant shall deliver to the Company all work product resulting from the performance of the Services. The parties acknowledge and agree that, should Consultant elect to termination this Agreement without cause, Company shall only be responsible for that portion of the compensation owed to Consultant under paragraph 3 for any Services rendered prior to the effective date of such termination.

7.                                       No Conflicting Agreements; Non-Exclusive Engagement.

(a)                                  Consultant represents that Consultant is not a party to any existing agreement which would prevent Consultant from entering into and performing this Agreement. Consultant will not enter into any other agreement that is in conflict with Consultant’s obligations under this Agreement.

(b)                                 The Company may from time to time (i) engage other persons and entities to act as consultants to the Company and perform services for the Company, and

(ii) enter into agreements similar to this Agreement with other persons or entities, in all cases without the necessity of obtaining approval from Consultant.

8.                                       Return of Company Property. Promptly upon the expiration or sooner termination of the Consulting Term, and earlier if requested by the Company at any time, Consultant shall deliver to the Company (and will not keep in Consultant’s possession or deliver to anyone else) all Confidential Information of the Company and all software, documentation devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Consultant as part of or in connection with the Services or otherwise belonging to the Company. Consultant shall not remove any the Company property from the Company premises without written authorization from the Company.

9.                                       Non-Competition/Solicitation of Employees. Commencing with the effective date hereof and ending on May 31, 2007 (the “Limitation Period”), except with the written consent of the Board of Trustees of the Company (the “Board”), Consultant shall not directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, stockholder, consultant, investor or otherwise with, or use or permit his name to be used in connection with, any person, business or enterprise which directly or indirectly engages in the Company’s Business (as defined immediately below). For purposes of this Agreement, the “Company’s Business” shall mean the acquisition, development, management or operation of student, military or multifamily housing which caters to either; the construction, renovation or maintenance of such housing or similar facilities; or the provision of property management, construction or similar services to owners or other operators of such housing or similar facilities. In further consideration for the Company’s promises under this Agreement, Consultant agrees that for the Limitation Period Consultant will not:

(a)                                  except with the prior written consent of the Company, directly or indirectly solicit, entice or induce any Customer (as defined below) to become a customer of any other person, firm or corporation with respect to the Company’s Business or to cease doing business with the Company or its subsidiaries or affiliates, and that Consultant will not approach any such person, firm or corporation for such purpose or authorize or knowingly approve, encourage or assist the taking of such actions by any other person, firm or corporation; or

(b)                                 directly or indirectly solicit, recruit or hire any part-time or full-time employee or representative of the Company or its subsidiaries or affiliates to work for a third party other than the Company or its subsidiaries or affiliates or engage in any activity that would cause any employee or representative to violate any agreement with the Company or its subsidiaries or affiliates. The foregoing covenant shall not apply to any person after six (6) months have elapsed after the date on which such person’s employment by the Company has terminated.

The foregoing restrictions shall not be construed to prohibit Consultant’s ownership of less than five percent of any class of securities of any corporation which is engaged in any of the foregoing businesses and has a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither Consultant nor any group of persons including him in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a stockholder, or seeks to do any of the foregoing.

For purposes of this paragraph 9, a “Customer” means any person or entity which at the time of the termination of the Consulting Term for whatever reason shall be, or shall have been within six (6) months prior to such time, a prospective or existing customer of the Company or its subsidiaries or affiliates.

10.                                 Equitable Relief. Consultant agrees that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in paragraphs 5, 8 and 9 of this Agreement. Accordingly, Consultant agrees that if Consultant breaches any of such covenants, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuance of such injunction and to the ordering of specific performance.

11.                                 Arbitration. Excluding only requests for equitable relief by the Company under paragraph 10, in the event that there is any claim or dispute arising out of or relating to this Agreement or the breach hereof, and the parties hereto shall not have resolved such claim or dispute within 60 days after written notice from one party to the other setting forth the nature of such claim or dispute, then such claim or dispute shall be settled exclusively by binding arbitration in Montgomery County, Pennsylvania, in accordance with the Dispute Resolution Rules of the American Arbitration Association (“Rules”), by an arbitrator mutually agreed upon by the parties hereto or, in the absence of such agreement, by an arbitrator selected according to such Rules. Notwithstanding the foregoing, if either the Company or the Consultant shall request, such arbitration shall be conducted by a panel of three (3) arbitrators, one selected by the Company, one selected by the Executive and the third selected by agreement of the first two arbitrators, or, in the absence of such agreement, in accordance with such Rules. Judgment upon the award rendered by such arbitrator(s) shall be entered in any Court having jurisdiction thereof upon the application of either party. The parties agree to use their reasonable best efforts to have such arbitration completed as soon as is reasonably practicable. Notwithstanding anything herein to the contrary, except as otherwise provided in an agreement between the parties, each party shall bear its own costs and expenses incurred in connection with the arbitration.

12.                                 Entire Agreement, Amendment and Assignment. Except as otherwise provided in a separate writing between Consultant and the Company and as specifically provided in this Agreement, this Agreement is the sole agreement between Consultant and the Company with respect to the Services to be performed hereunder and it supersedes all prior agreements and understandings with respect thereto, whether oral or written. No modification to any provision of this Agreement shall be binding unless in writing and signed by both Consultant and the Company. No waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Consultant.

13.                                 Governing Law. This Agreement shall be governed by and interpreted in accordance with laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

14.                                 Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered, sent by facsimile or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

GMH Communities Trust

10 Campus Drive

Newtown Square, PA 19073

Attention: General Counsel

If to Consultant to:

Joseph M. Coyle Enterprises, Inc.

c/o Joseph M. Coyle

1 Cobblestone Court

Glen Mills, PA 19342

or to such other names or addresses as the Company or Consultant, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this paragraph.

15.                                 Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of Consultant and the Company. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

16.                                 Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

17.                                 Social Security Number. Consultant certifies that his Social Security Number is ###-##-####. Consultant acknowledges that Company will rely upon the foregoing certification in filing certain documents and instruments required by law in connection with this Agreement including, without limitation, Form 1099 under the Internal Revenue Code of 1986, as amended (or any successor form).

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the date first above written.

GMH COMMUNITIES TRUST

	By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: EVP and General Counsel

Date: January 1, 2006

CONSULTANT

Joseph M. Coyle Enterprises, Inc.

	By:	/s/ Joseph M. Coyle
Name: Joseph M. Coyle
Title: President

Date: January 1, 2006

Witness:

/s/ Joseph M. Coyle
Joseph M. Coyle

Date: January 1, 2006

SCHEDULE A

Strategic Planning and Industry Trends

Operational Questions related to Organization, Personnel, Turn, Capital

Marketing Initiatives /Strategies

Market Specific questions related to existing or new markets

Third Party Management Business Development/Marketing

Co-Vending Initiatives and National Event Planning

On Campus Financial Structures and Marketing / Relationship Management

Industry Speaking Engagements (to speak or counsel on speech for other GMH personnel)